Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
EPIX PHARMACEUTICALS, INC.
ARTICLE I
STOCKHOLDERS
SECTION 1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or, if not so designated, at the principal office of the corporation.
SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.
SECTION 3. Special Meetings. Special meetings of the stockholders may be called at any time by the President or the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder of the Corporation subject to compliance with the provisions of Section 5 of these by-laws.
SECTION 4. Notice of Meetings. Except where some other notice is required by law, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the Secretary, not less than ten nor more than sixty days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the stockholders entitled to vote at such meeting or, if no such date has been fixed, of record at the close of business on the day before the day on which notice is given. Notice shall be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Notice of any meeting of the stockholders shall be deemed to have been given to any person who may become a stockholder of record after the mailing of such notice and prior to such meeting. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required.
SECTION 5. Stockholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting. Nominations of persons for election as directors may be made by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of directors at the meeting, who is a holder of record at the time of giving of notice provided for in this Section 5, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Section 5. For nominations to be properly brought before an annual or special meeting by a stockholder, the stockholder must (i) have given timely notice thereof in writing to the Secretary of the corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Section 5 and (iii) together with the beneficial owner(s), if any, on whose behalf the nominations are made, have acted in accordance with the representations set forth in the Nomination Solicitation Statement (as defined below) required by this Section 5.
To be timely, a stockholder’s written notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation within the following time periods: (i) with respect to an annual meeting of stockholders, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made; and (ii) with respect to a special meeting of stockholders, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the fifteenth (15th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Section 5 of these by-laws.
Such stockholder’s written notice shall set forth the following information:
      (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
      (B) (i) the name and address of the stockholder giving the notice, as they appear on the corporation’s books, and the names and addresses of the other Proposing Persons (as defined below), if any, and (ii) as to each Proposing Person the following information: (a) the class or series and number of all shares of capital stock of the corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation;
      (C) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominees), pertaining to the nomination(s) (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations, and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
      (D) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Nomination Solicitation Statement”).
For purposes of these by-laws, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or business proposed to be brought before a stockholders’ meeting is made. For purposes of these by-laws, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the corporation, (c) in any manner otherwise provide the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the corporation. For purposes of these by-laws, the term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
A stockholder providing timely notice of nominations to be brought before a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Section 5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
Notwithstanding anything in the second paragraph of this Section 5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence paragraph of this Section 5, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
Notwithstanding the foregoing provisions of this Section 5, if the stockholder, or a qualified representative of the stockholder, does not appear at the meeting of stockholders to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 5 and Section 7, to be considered a “qualified representative” of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of the stockholder.
No person shall be eligible for election as a director at any annual or special meeting of stockholders unless nominated in accordance with the procedures set forth herein. Nothing in this Section 5 shall be deemed to grant stockholders the right have such nominations included on the agenda or in the notice or any proxy materials or other stockholder communications distributed on behalf of the corporation or the Board of Directors for such meeting except as otherwise required by law.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded and shall not be presented for action at the stockholder meeting.
Notwithstanding anything contained in these by-laws to the contrary, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5. Nothing in these by-laws shall be deemed to affect any rights of the holders of any series of undesignated preferred stock to elect directors under specified circumstances.
SECTION 6. Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.
If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 7. Advance Notice of Stockholder-Proposed Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be brought either (a) by or at the direction of the Board of Directors or (b) by a stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 7 (or, with respect to nominations, notice provided for in Section 5 of these by-laws), who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Section 7 as to such business (or, with respect to nominations, the notice procedures set forth in Section 5 of these by-laws). For the avoidance of doubt, the foregoing clause (b) shall be the exclusive means for a stockholder to bring business or nominations properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act. In addition to the other requirements set forth in these by-laws, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the corporation under Delaware law.
For business (other than nominations which shall be governed to the provisions of Section 5 of these by-laws) to be properly brought before an annual meeting by a stockholder, the stockholder must (i) have given timely notice thereof in writing to the Secretary of the corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this Section 7 and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this Section 7.

To be timely for purposes of this Section 7, a stockholder’s written notice shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of such annual meeting is first made. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under this Section 5 of these by-laws.
Such stockholder’s written notice shall set forth the following information:
     (A) as to business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of each Proposing Person (as defined in Section 5);
      (B) (i) the name and address of the stockholder giving the notice, as they appear on the corporation’s books, and the names and addresses of the other Proposing Persons (as defined below), if any, and (ii) as to each Proposing Person the Material Ownership Interests information called for in clauses (a) through (e) of Section 5(B) of these by-laws, and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation;
      (C) (i) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person, pertaining to the business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (ii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such business proposal(s), and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and
      (D) a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to approve the business proposal (such statement, the “Solicitation Statement”).
A stockholder providing timely notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
Notwithstanding the foregoing provisions of this Section 7, if the stockholder, or a qualified representative (as such term is defined in Section 5) of the stockholder, does not appear at the annual meeting to present the business so proposed by such stockholder, such business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation.
Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure; provided, further, that nothing in this Section 7 shall be deemed to grant stockholders the right have such business included on the agenda or in the notice or proxy materials or other stockholder communications distributed on behalf of the corporation or the Board of Directors for such meeting except as otherwise required by law.
The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and shall not be presented for action at the annual meeting.
Notwithstanding anything contained in these by-laws to the contrary, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in these by-laws shall be deemed to affect any rights of stockholders to have proposals included in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting of stockholders.
SECTION 8. Voting List. The officer who has charge of the stock ledger of the corporation shall make or have made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.
SECTION 9. Quorum of Stockholders. At any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the Certificate of Incorporation, or by these by-laws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.
SECTION 10. Proxies and Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledger on the books of the corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.
SECTION 11. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the President, a Vice President, the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or, if none of the foregoing is in office and present and acting, a chairman to be chosen by the stockholders. The Secretary of the corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.
ARTICLE II
DIRECTORS
SECTION 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation which are not by law or the Certificate of Incorporation required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
SECTION 2. Number, Election, Tenure and Qualification. Subject to any restrictions contained in the Certificate of Incorporation, the number of directors that shall constitute the Board of Directors shall be fixed by resolution of the Board of Directors but in no event shall be less than three. Directors shall be elected in the manner provided in the Certificate of Incorporation by such stockholders as have the right to vote thereon. The number of directors may be increased or decreased by action of the Board of Directors. Directors need not be stockholders of the corporation.
SECTION 3. Enlargement of the Board. Subject to the restrictions contained in the Certificate of Incorporation, the number of the Board of Directors may be increased at any time, such increase to be effective immediately, by vote of a majority of the directors then in office.
SECTION 4. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director for cause, may be filled in the manner provided in the Certificate of Incorporation. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.
SECTION 5. Resignation. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary.
SECTION 6. Removal. Directors may be removed from office only as provided in the Certificate of Incorporation. The vacancy or vacancies thus created may be filled by the stockholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Section 4 of this Article II.
SECTION 7. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.
A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.
Any such committee, unless otherwise provided in the resolution of the Board of Directors, or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation, and, unless the resolution or these By-laws expressly so provide, no such committee shall have the power or the authority to declare a dividend or to authorize the issuance of stock.
Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.
SECTION 8. Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.
Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board of Directors, the President, Treasurer, Secretary, or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by written waiver in the manner provided in these by-laws for waiver of notice by stockholders. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, or by telegram at least forty-eight hours, before the meeting, addressed to such director at his or her usual or last known business or home address.
Directors or members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
SECTION 9. Quorum and Voting. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required or permitted by law, by the Certificate of Incorporation, or by these by-laws.
SECTION 10. Compensation. The Board of Directors may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, and without notice, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
ARTICLE III
OFFICERS
SECTION 1. Titles. The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including without limitation a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, or Assistant Secretaries.
SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

SECTION 3. Qualification. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice Chairman of the Board, need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine.
SECTION 4. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.
SECTION 5. Resignation. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt or at such later time as may be specified therein.
SECTION 6. Vacancies. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of President, Treasurer and Secretary.
SECTION 7. Powers and Duties. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors, and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.
SECTION 8. President and Vice Presidents. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors unless a Chairman or Vice Chairman of the Board is elected by the Board, empowered to preside, and present at such meeting, shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect.
In the absence of the President or in the event of his or her inability or refusal to act, the Vice President if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
SECTION 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.
The Assistant Secretary if any (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors of if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.
SECTION 10. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or whenever they may require it, an account of all transactions and of the financial condition of the corporation.
The Assistant Treasurer if any (or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.
SECTION 11. Bonded Officers. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.
SECTION 12. Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
ARTICLE IV
STOCK
SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman or Vice-Chairman of the Board of

Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.
SECTION 2. Transfers of Shares of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these by-laws.
SECTION 3. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed, or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.
SECTION 4. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.
SECTION 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the common stock of the corporation as and when they deem expedient.
ARTICLE V
INSURANCE
SECTION 1. Indemnification. The corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, the Certificate of Incorporation, and any agreement of the Corporation, indemnify each person whom it may indemnify pursuant thereto.
SECTION 2. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.
ARTICLE VI
GENERAL PROVISIONS
SECTION 1. Fiscal Year. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.
SECTION 2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.
SECTION 3. Certificate of Incorporation. All references in these by-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as in effect from time to time.

SECTION 4. Execution of Instruments. The Chairman and Vice Chairman of the Board of Directors, if any, the President, any Vice President, and the Treasurer shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts, and other orders for the payment of money. In addition, the Board of Directors may expressly delegate such powers to any other officer or agent of the corporation.
SECTION 5. Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization the securities of which may be held by this corporation.
SECTION 6. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.
SECTION 7. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:
(1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
SECTION 8. Books and Records. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE VII
AMENDMENTS
SECTION 1. By the Board of Directors. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
SECTION 2. By the Stockholders. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.